SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                        Date of Report: January 27, 2004


                         VERTICAL COMPUTER SYSTEMS, INC.
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                    0-28685                65-0393635
           --------                    -------                ----------
 (State or other jurisdiction        (Commission            (IRS Employer
      of incorporation)              File Number)         Identification No.)



                        101 West Sixth Street, Suite 401
                               Austin, Texas 78701
                    (Address of principal executive offices)


                                 (512) 472-1938
                (Registrant's Executive Office Telephone Number)



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ITEM 9.  REGULATION FD DISCLOSURE.

     In December 2003, the Company settled its dispute with Arglen Acquisitions, LLC, the minority partner of Now Solutions ("Arglen"), regarding issues related to Now Solutions. The settlement resolved various allegations by the Company and Arglen Acquisitions concerning violations of Now Solutions' Operating Agreement. Pursuant to the settlement agreements, the arbitration has been dismissed and any actions with respect to Arglen and Gary Gyselen and the Company and its related parties are to immediately be dismissed. Under the settlement agreements, the Company has agreed to purchase Arglen's interest in Now Solutions for $1.4 million as follows: (a) $800,000 by the closing date, February 13, 2004, of which an initial $50,000 payment was made on January 8, 2004 and (b) $600,000 pursuant to a non-interest bearing secured promissory note providing for payments of $200,000 in April 2004, $100,000 in June 2004, and $300,000 in September 2004, which will be issued at closing. The security interest on the secured promissory note will be junior to Now Solutions' present indebtedness to WAMCO's 31, Ltd. In addition, on closing, the Company will cancel 80,763,943 warrants held by Arglen or its principal and issue to Arglen 20,000,000 shares of its common stock, which will be issued pursuant to "leak out" provisions restricting sales by volume limitations. The Company is obligated to file a registration statement within 180 days of the closing date covering the resale of the shares by Arglen.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 VERTICAL COMPUTER SYSTEMS, INC.
Dated: January 27, 2004
                                                 By:    /s/   Richard Wade
                                                        --------------------
                                                 Name:  Richard Wade
                                                 Its:   President and CEO